UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

VARONIS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 31st Floor New York, NY 10001		10001
(Address of Principal Executive Offices)		(Zip Code)

(877) 292-8767

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 19, 2014, the Board of Directors of Varonis Systems, Inc. (the “Board”) approved a form of Stock Option Agreement to be used by the Company for grants of stock options to selected participants under the Company’s 2013 Omnibus Equity Incentive Plan.

The Board approved a vesting schedule providing for cliff vesting with respect to twenty five percent (25%) of the subject stock options after one year, and for vesting with respect to an additional 1/48th of the subject stock options at the end of each one-month period thereafter, based on the participant’s continued service as of each vesting date.

Under the Stock Option Agreement, except as provided in a participant’s employment agreement, any stock options that have not become vested as of the date of termination of the participant’s employment for any reason will expire at the close of business on the date of such termination (however, if the termination of employment is for cause, the stock options will expire as of the start of business on the date of such termination).

The foregoing summary of the form of Stock Option Agreement is qualified in its entirety by reference to the form, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Stock Option Agreement under the Varonis Systems, Inc. 2013 Omnibus Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: March 20, 2014	By:	/s/ Yakov Faitelson
	Name:	Yakov Faitelson
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Agreement under the Varonis Systems, Inc. 2013 Omnibus Equity Incentive Plan.

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